UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2004

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota		55402-3232

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 9.01. Financial Statements and Exhibits.

SIGNATURE

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Item 1.01. Entry into a Material Definitive Agreement.

     On September 20, 2004, Fair Isaac Corporation, a Delaware corporation (the “Company”), HSR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Sub”), and Braun Consulting, Inc., a Delaware corporation (“Braun”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Sub with and into Braun with Braun surviving as a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the common stock of Braun, par value $.001 per share (the “Shares”), will be converted (except for Shares owned by any holder who properly demands appraisal rights) into and represent the right to receive $2.34 in cash. The Merger Agreement has been approved by the respective Boards of Directors of Braun and the Company and the transactions contemplated thereby are subject to the approval of Braun’s stockholders.

     In connection with the execution of the Merger Agreement, Steven J. Braun entered into a Voting Agreement with the Company, pursuant to which Mr. Braun has agreed to vote all Shares held of record by Mr. Braun in favor of the Merger Agreement and the Merger.

     A copy of the Merger Agreement is attached to this report as Exhibit 2.1, and the Merger Agreement is incorporated herein by reference. The foregoing descriptions of the Merger and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation and HSR Acquisition, Inc.

99.1 Press Release issued on September 21, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Andrea M. Fike
Andrea M. Fike
Vice President, General Counsel and Secretary

Date: September 23, 2004

EXHIBIT INDEX

No.	Description	Manner of Filing
2.1	Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation and HSR Acquisition, Inc.	Filed Electronically

99.1	Press Release dated August 20, 2004	Filed Electronically